Exhibit 4.7.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of May 21, 2015 (this “First Supplemental Indenture”), among OneMain Financial Holdings, Inc., a Delaware corporation (the “Issuer”), The Bank of New York Mellon, as trustee (the “Trustee”), and OMF HY, Inc., a Delaware corporation (the “Co-obligor”).

W I T N E S S E T H

WHEREAS, the Issuer issued its 6.75% Senior Notes due 2019 and its 7.25% Senior Notes due 2021 (cumulatively, the “Notes”) on December 11, 2014, pursuant to an Indenture, dated as of December 11, 2014 (the “Base Indenture” and, as amended and supplemented from time to time, the “Indenture”), among the Issuer, the guarantors party thereto and the Trustee; and

WHEREAS, pursuant to Section 9.1(5) of the Indenture, the Issuer and the Trustee may, without the consent of any Holder, enter into a supplement to the Indenture to amend the provisions of the Indenture to make any change that does not adversely affect the rights of any Holder in any material respect;

WHEREAS, under Article IV Sections 4.1(a) and (c)(iii) of the Base Indenture, the Issuer would be permitted to consolidate or combine with or merge with or into a limited liability company, subject to certain conditions (a “Merger Conversion”);

WHEREAS, the procedure set forth in Section 214 of the Delaware Limited Liability Company Act permits direct conversion of an entity from a corporate legal form to a limited liability company legal form (such conversion procedure, a “Statutory Conversion”);

WHEREAS, the Issuer’s use of a Statutory Conversion would merely allow the Issuer to accomplish directly what it would be permitted under the Base Indenture to accomplish indirectly through a Merger Conversion;

WHEREAS, the Issuer intends to convert its legal form from a corporation to a limited liability company pursuant to a Statutory Conversion, and the board of directors and the stockholders of the Issuer have approved such conversion as required by Section 266(b) of the Delaware General Corporation Law;

WHEREAS, upon the conversion of the Issuer into a limited liability company, the
Co-obligor will assume, together with the Issuer, all the obligations of the Issuer under the Notes pursuant to a joinder agreement substantially in the form set forth as Exhibit A hereto (the “Joinder Agreement”);

WHEREAS, pursuant to Section 214 of the Delaware Limited Liability Company Act, “[t]he conversion of any other entity into a domestic limited liability company shall not be deemed to affect any obligations or liabilities of the other entity incurred prior to its conversion to a domestic limited liability company or the personal liability of any person incurred prior to such conversion” and in connection with a conversion into a limited liability company, “…for all purposes of the laws of the State of Delaware, the limited liability company shall be deemed to be the same entity as the converting other entity and the conversion shall constitute a continuation of the existence of the converting other entity in the form of a domestic limited liability company”;

WHEREAS, the Issuer has determined that the amendment to the Indenture effected hereby and the conversion of the Issuer’s legal form from a Delaware corporation to a Delaware limited liability company will not adversely affect the rights of any Holder in any material respect;

WHEREAS, for the purposes recited above, and pursuant to due corporate action, the Issuer and the Co-obligor each have duly determined to execute and deliver to the Trustee this First Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been done and performed, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises, the Issuer, the Co-obligor and the
Trustee mutually covenant and agree as follows:

ARTICLE 1. DEFINITIONS.

1.1 Defined Terms. All terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

ARTICLE 2. CONVERSION OF LEGAL FORM.

2.1    Amendment of Section 3.12. Section 3.12 of the Base Indenture is hereby amended by (i) adding the words, “or, if it has converted to a non-corporate legal form in accordance with the procedures provided herein, its partnership, limited liability company or other existence,” immediately following the words, “in full force and effect its corporate existence,” and (ii) adding immediately preceding the final “.” of such Section 3.12 the following:

“; provided, further, that the Company may utilize any conversion procedures provided for under the laws of the jurisdiction of its organization to convert from one legal form of organization to another legal form, subject to the condition that the Company must comply with Section 4.1(a)(1) in connection with any such conversion, assuming for purposes of this proviso only that the Company is the Successor Company”.

ARTICLE 3. CO-OBLIGOR.

3.1    Assumption of Obligations. Pursuant to Section 3.12 of the Base Indenture, as amended and supplemented hereby, upon execution and delivery of the Joinder Agreement by the
Co-obligor, the Co-obligor will assume, on a joint and several basis together with the Issuer, all the obligations of the Issuer under the Notes and the Indenture pursuant to the terms and conditions of the Indenture, and the Co-obligor will agree to be bound as an obligor under the Indenture as if it had been an initial signatory thereto and until such time, the Co-obligor will not be subject to any of the obligations, or entitled to any of the benefits, of the Indenture.

ARTICLE 4. MISCELLANEOUS.

4.1    Ratification of Indenture. The Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

4.2    GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.3    Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one and the same instrument.

4.4    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Co-obligor, or for or in respect of the validity or sufficiency of the Joinder Agreement. All rights, privileges, protections, indemnities, immunities and benefits granted or afforded to the Trustee under the Indenture are hereby deemed incorporated herein and in the Joinder Agreement by this reference and shall be applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture or the Joinder Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the date first above written.

ONEMAIN FINANCIAL HOLDINGS, INC., as Issuer

By:      /s/ Oona Robinson
Name:     Oona Robinson
Title:    Vice President and Treasurer

OMF HY, INC., as Co-obligor

By:      /s/ Linda S. Davis
Name:    Linda S. Davis
Title:    Executive Vice President and Secretary

[First Supplemental Indenture Signature Page]

THE BANK OF NEW YORK MELLON, as Trustee

By:      /s/ Laurence J. O’Brien
Name:     Laurence J. O’Brien
Title:     Vice President

[First Supplemental Indenture Signature Page]

Exhibit A

Form of Joinder Agreement

May 21, 2015

The Bank of New York Mellon
101 Barclay Street, 7 West
New York, NY 10286
Attention: Corporate Trust Administration

Reference is hereby made to the Indenture, dated as of December 11, 2014 (the “Base Indenture”) among OneMain Financial Holdings, LLC (formerly OneMain Financial Holdings, Inc.) (the “Issuer”), the guarantors party thereto and The Bank of New York Mellon (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated May 21,
2015 (the “First Supplemental Indenture” and, the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”), among the Issuer, the Trustee and
OMF HY, Inc. (the “Co-obligor”). All terms contained in this Joinder Agreement shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the First Supplemental Indenture.

This Joinder Agreement is being executed and delivered by the undersigned pursuant to the First Supplemental Indenture and following the conversion of the Issuer from a corporate legal form to a limited liability company form.

1.    Joinder. The undersigned Co-obligor hereby acknowledges and agrees with the Trustee that by its execution and delivery hereof it has (i) joined and become a party to the Indenture; (ii) assumed and agreed to be bound by, on a joint and several basis together with the Issuer, all of the obligations of the Issuer under the Notes and the Indenture, including, without limitation, all covenants, agreements, representations, warranties and acknowledgements applicable to the Issuer as set forth in and in accordance with the terms of the Indenture; and (iii) agreed to perform all obligations and duties as required of it in accordance with the Indenture.

2.    Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

3.    Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

4.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

Exhibit A-1

5.    GOVERNING LAW. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

OMF HY, INC., as Co-obligor

By:
Name:
Title:

Exhibit A-3

Receipt of the foregoing Joinder Agreement is hereby acknowledged by the Trustee as of the date first above written.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

Exhibit A-4